Exhibit 99.1

IRON MOUNTAIN INCORPORATED HOSTS 9TH ANNUAL INVESTOR DAY IN NEW YORK CITY

                   COMPANY UPDATES 2006 FINANCIAL GUIDANCE

    BOSTON, Oct. 5 /PRNewswire-FirstCall/ -- Iron Mountain Incorporated (NYSE:
IRM), the global leader in information protection and storage services, today updated guidance for its 2006 financial performance at the Company's 9th Annual Investor Day in New York, which is expected to draw record attendance. This annual gathering of Company management, investors and Wall Street analysts features management presentations covering a variety of important topics related to the Company's strategy, execution and financial performance.

    For the full year ending December 31, 2006, the Company expects the following:

    -- Total revenues in the range of $2,300 million to $2,350 million;
    -- Operating income between $392 million and $403 million;
    -- Depreciation and amortization between $208 million and $212 million; -- Capital expenditures of $360 million to $395 million; and -- Total revenue internal growth rate between 8% and 9%.

    The above guidance anticipates $40 million to $55 million of known opportunity driven real estate capital expenditures and excludes all revenues, expenses or capital expenditures associated with possible future acquisitions.

    For the third quarter ending September 30, 2006, expects the following:

    -- Total revenues in the range of $585 million to $597 million; -- Operating income between $92 million and $97 million; and -- Depreciation and amortization to be approximately $53 million.

    In order to further enhance the overall quality of its investor communications, the Company will make an audiocast of its Investor Day presentation available on its website (http://www.ironmountain.com). Please check the website for details regarding the timing of the posting of the audiocast. The slides that will be presented at the conference will also be posted to the website and available for viewing after 8:00 A.M. on Thursday, October 5, 2006.

    About Iron Mountain

    Iron Mountain Incorporated (NYSE: IRM) helps organizations around the world reduce the costs and risks associated with information protection and storage. The Company offers comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. Founded in 1951, Iron Mountain is a trusted partner to more than 90,000 corporate clients throughout North America, Europe, Latin America and Asia Pacific. For more information, visit the Company's Web site at http://www.ironmountain.com.

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                            Certain Important Factors

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act. Forward-looking statements include our third quarter and full year 2006 financial performance outlook and statements regarding our goals, beliefs, future growth strategies, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to:
(i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) in the various digital businesses in which the Company is engaged, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (iv) the cost to comply with current and future legislation or regulation relating to privacy issues; (v) the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information; (vi) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (vii) the cost and availability of financing for contemplated growth; (viii) business partners upon whom the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (ix) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; and (x) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Investor Relations Contact:
     Stephen P. Golden
     Director, Investor Relations
     sgolden@ironmountain.com
     (617) 535-4799

SOURCE  Iron Mountain Incorporated
    -0-                             10/05/2006
    /CONTACT: Stephen P. Golden, Director, Investor Relations of Iron Mountain, +1-617-535-4799, sgolden@ironmountain.com/
    /Web site:  http://www.ironmountain.com /
    (IRM)